UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

ALON USA PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35742	46-0810241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 4.01        Changes in Registrant's Certifying Accountant.

(a)    Dismissal of Independent Registered Public Accounting Firm

On October 3, 2017, the Audit Committee of the Board of Directors (the "Audit Committee") of Alon USA Partners GP, LLC ("the "General Partner"), the general partner of Alon USA Partners, LP (the "Partnership"), dismissed KPMG LLP ("KPMG") as the Partnership's independent registered public accounting firm, effective for the reporting periods commencing July 1, 2017.

Effective July 1, 2017, as a result of the completion of the merger between Delek US Holdings, Inc. ("Delek") and Alon USA Energy, Inc. (the "Merger"), Delek indirectly owns 100% of the General Partner and 81.6% of the Partnership's limited partner interest.  The General Partner manages the Partnership's operations and activities subject to the terms and conditions specified in our partnership agreement. The operations of the General Partner in its capacity as general partner are managed by its board of directors. Due to the application of push-down purchase accounting as a result of the Merger, different bases of accounting will be used to prepare the financial statements of the Partnership beginning July 1, 2017 ("Successor statements"). Consolidated financial statements of the Partnership for any interim or annual period prior to July 1, 2017 are considered Predecessor statements. KPMG will audit and provide an opinion regarding Predecessor statements for the period from January 1, 2017 through June 30, 2017.

During the Partnership's two most recent fiscal years ended December 31, 2016 and 2015 and through October 3, 2017, the Partnership has not had any disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports. In addition, during the Partnership's two most recent fiscal years ended December 31, 2016 and 2015 and through October 3, 2017 there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The reports of KPMG on the Partnership's consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Partnership provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission ("SEC") and requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of KPMG's letter, dated October 6, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)    Appointment of Independent Registered Public Accounting Firm

On October 3, 2017 the Audit Committee of our General Partner, approved the engagement of Ernst & Young, LLP ("EY") as the Partnership's independent registered public accounting firm, commencing July 1, 2017, for the Partnership's quarter ending September 30, 2017 and for the Successor statements included in the fiscal year ending December 31, 2017.

In connection with the Audit Committee's appointment of EY as the Partnership's independent registered public accounting firm, neither the Partnership nor the General Partner, nor any person on their behalf, has consulted EY on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership's financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" as that item is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Partnership transactions.

Not applicable.

(d)	Exhibits.

16.1	Letter to the Securities and Exchange Commission from KPMG LLP, dated October 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2017		Alon USA Partners, LP
	By:	Alon USA Partners, GP, LLC its general partner
/s/ Kevin Kremke
Name: Kevin Kremke
Title: Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

16.1Letter to the Securities and Exchange Commission from KPMG LLP, dated October 6, 2017.